Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of H. Katherine White, Sean E.
Dempsey and Barbara A. Pieczonka, signing singly, the undersigneds true and lawful attorney-in-fact to:

1	execute for and on behalf of the undersigned, in the
undersigneds capacity as an officer and/or director of Sealed Air Corporation, a Delaware corporation formerly known as W. R. Grace & Co. (the "Company"), Forms 3, 4 and 5, or any amendment thereof, in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

2	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, or any amendment thereof, and timely file the same with the United States Securities and Exchange Commission, the New York Stock Exchange and any other stock exchange or similar authority with which the same are required to be filed; and

3	take any other action of any type whatsoever in connection
with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, or any amendment thereof, with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of this     26th      of
	August	, 2002.


/s/ William V. Hickey
WILLIAM V. HICKEY





d&o\poweraty\hickey.pwr